Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Audentes Therapeutics, Inc.:

We consent the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

March 29, 2018